UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 4, 2022

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

9250 ROYAL LANE, SUITE 100
IRVING, TX 75063
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

505 Millennium Drive,
Allen, Texas 75013
 (FORMER ADDRESS)

Not Applicable
(FORMER NAME, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02. Results of Operations and Financial Condition

On November 9, 2022, PFSweb, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2022. Attached as an exhibit to this Current Report on Form 8-K is a copy of the press release dated November 9, 2022. The press release contains certain non-GAAP measures, including non-GAAP net income from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue. The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in the press release have been reconciled to the GAAP results contained in the press release.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 4, 2022, Shinichi Nagakura submitted to the Company’s Board of Directors (the “Board”) notice of his resignation from his position as a director of the Board, with such resignation to be effective immediately. The Board accepted Mr. Nagakura’s resignation on November 4, 2022. Mr. Nagakura resigned his position to focus on his role at transcosmos inc. Mr. Nagakura’s resignation as a director did not result from any disagreement with the Board.

Executive Transition, Related Amendment and Restatement to each of Mr. Willoughby’s Employment and Severance Agreement and Change-in-Control Severance Agreement and Amended Transaction Bonus Agreement

On November 9, 2022, the Company announced that Michael Willoughby will take on the role of Executive Director of the Board, in addition to his CEO role. In this position, he will primarily focus on the strategic alternatives process while transitioning management responsibilities to COO Zach Thomann. Mr. Thomann is expected to take on the CEO role at some point in 2023.

The Company today also announced a restructuring of its CEO compensation program to better reflect the normalized leadership cost of our continuing operations on a pro forma standalone adjusted EBITDA basis. In connection with such restructuring, the Company has amended and restated both Mr. Willoughby’s Employment and Severance Agreement (the “ESA”) and Change in Control Severance Agreement (the “CIC”).

Under the ESA effective from date of execution through June 30, 2023 (with a possible extension through December 31, 2023), the Company has reduced Mr. Willoughby’s annual cash-based salary from $530,000 to $30,000. Mr. Willoughby will also receive a salary equivalent of $100,000 per quarter paid in PFSW stock.

Such a reduction in salary would have normally triggered the Company’s obligation to pay Mr. Willoughby two components that make up a Severance Payment, comprised of (a) $1,060,000 in a cash payment (the “Cash Payment”) (calculated as two times the current $530,000 cash-based salary) and (b) two times the value of all incentive, target, time-based, and performance-based awards for the 2022 fiscal year (the “Award Payment”).

In the ESA, Mr. Willoughby has agreed to receive the reduced cash-based salary of $30,000 plus the quarterly PFSW share award and eliminate entirely the Cash Payment from a Severance Payment calculation – in both the ESA and CIC – in the event of a future Qualifying Termination (as defined in the ESA and CIC), leaving him with just the Award Payment (and previously-approved health benefits for two years) in either instance.

Further, Mr. Willoughby has agreed to a two-year non-compete in the CIC (consistent with the existing non-compete in the ESA).

To garner Mr. Willoughby’s agreement to execute the new ESA and CIC with its amended terms, the Company has agreed to pay him $954,000 upon ESA execution (equal to the prior Cash Payment less a 10% discount), and (under the ESA at the time of a Qualifying Termination) allow accelerated and immediate vesting of all existing restricted stock units and performance-based stock units, to the extent not vested based on target performance levels. Additionally, Mr. Willoughby will be eligible for a short-term incentive award grant to be paid in PFSW stock for the 2023 calendar year of $386,250. Mr. Willoughby has agreed to forego any new 2023 long-term incentive component that previously had been valued at $772,500 in each of the past several years.

Based on the amended terms of the ESA and CIC, assuming that a Qualifying Termination occurred as of November 9, 2022, Mr. Willoughby would be entitled to receive (i) cash or shares of the Company’s stock, at the Board’s election, valued at $2.3 million, and (ii) benefits with an estimated value of approximately $0.1 million, (such amounts would be the same in the event of a change in control), plus, if applicable, an additional amount to cover any excise tax liability.

In connection with the above, the Company has also agreed to amend the Transaction Bonus Agreement previously executed with Mr. Willoughby on May 11, 2022 to adjust the Outside Closing Date, as defined in such agreement, to be extended from December 31, 2022 to December 31, 2023.

ITEM 7.01 Regulation FD Disclosure

A copy of the Company's press release of November 9, 2022 announcing its financial results for the quarter ended September 30, 2022 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events.

As a result of the Company’s sale of its LiveArea business unit in August 2021, the Company received net proceeds of approximately $140,000,000 (the “LiveArea Transaction”). The Board has determined that it is in the best interests of the Company and all its stockholders to return some of the net cash proceeds from the LiveArea Transaction to its stockholders and equity grant holders in the form of a special dividend or dividend equivalent, as the case may be.

Accordingly, on November 9, 2022, the Company announced that its Board of Directors has declared (i) a special cash dividend of $4.50 per share to holders of issued and outstanding shares of the Company’s Common Stock of record as of the close of business on December 1, 2022 (the “Special Dividend”), and (ii) a special dividend equivalent of $4.50 per share to the holders of all equity awards under the Company’s 2020 Stock Incentive Plan, as amended, granted and outstanding as of the close of business on December 1, 2022, payable in cash upon the achievement of applicable performance goals, vesting, and issuance of such equity awards pursuant to their specific terms. The Special Dividend is payable on December 15, 2022. The ex-dividend date will be November 30, 2022. The total Special Dividend (and special dividend equivalents) amount payable is approximately $111 million, of which approximately $9 million pertain to the special dividend equivalents. The announcement of the Special Dividend is contained in the press release attached hereto as exhibit 99.1.

The Company currently estimates that, for federal tax purposes, the Special Dividend will be treated as a taxable dividend. The taxable dividend may be eligible for treatment as a qualified dividend for federal tax purposes depending on the holding period of the underlying stock and other personal tax matters. The precise tax impact of the Special Dividend to specific stockholders depends upon the stockholder’s individual tax situation. Stockholders are urged to consult with a tax advisor to determine the tax consequences of the Special Dividend received, including any state, local or foreign tax considerations.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment and Severance Agreement Amended and Restated by and between PFSweb, Inc. and Michael C Willoughby.
10.2	Change of Control Agreement Amended and Restated by and between PFSweb, Inc. and Michael C Willoughby.
5.2	Amendment to Transaction Bonus Agreement by and between PFSweb, Inc., Priority Fulfillment Services, Inc. and Michael Willoughby.
99.1	Press Release Issued November 9, 2022 Third Quarter 2022 Performance
104.0	Cover Page Interactive Data file, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: November 9, 2022	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer